Exhibit 10.5

IMMUNOVANT, INC.

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (the “Agreement”) is made and entered into as of [                    ], 20[    ] between Immunovant, Inc., a Delaware corporation (the “Company”), and [                    ] (the “Indemnitee”).

RECITALS

A.    Highly competent persons have become more reluctant to serve corporations as directors or officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation and its subsidiaries;

B.    Although furnishing of insurance to protect persons serving a corporation and its subsidiaries from certain liabilities has been a customary and widespread practice among U.S.-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The amended and restated Certificate of Incorporation (the “Charter”) and Bylaws of the Company (the “Bylaws”) permit indemnification of the officers, directors and certain other persons of the Company. Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”). The Charter, Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification.

C.    The uncertainties relating to such liability insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

D.    The Board has determined that the increased difficulty in attracting and retaining such persons would be detrimental to the best interests of the Company’s stockholders, and that the Company should act to assure such persons that there will be increased certainty of protection in the future;

E.    It is reasonable, prudent, and necessary for the Company to contractually obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company or its Subsidiaries free from undue concern that they will not be so indemnified;

F.    This Agreement is a supplement to and in furtherance of the Charter, Bylaws and any resolutions adopted pursuant to such Charter and Bylaws, and will not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee;

G.     Indemnitee may have certain rights to indemnification and insurance provided by other entities or organizations which Indemnitee and such other entities and organizations intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided in this Agreement. Subject to Section 8, the Company acknowledges and agrees that the foregoing is a material condition to Indemnitee’s willingness to serve on the Board;

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H    This Agreement supersedes and replaces in its entirety any previous indemnification agreement entered into between the Company or any of its Subsidiaries; and

I.    To the extent applicable, the Company may extend the rights, benefits and obligations under this Agreement to officers, directors or executives of any Subsidiary.

NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve as an officer or a director of the Company and/or any Subsidiary from and after the date first written above, the parties agree as follows:

1.    Indemnity of Indemnitee. The Company agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by applicable law, as such may be amended from time to time, in accordance with the terms of this Agreement, including, but not limited to, indemnification from and against any and all losses, damages, claims, liabilities and expenses asserted against, or incurred or suffered by, Indemnitee (including the costs and expenses of legal counsel retained by the Company to defend Indemnitee and judgments, fines and amounts paid in settlement actually and reasonably incurred by or imposed on such indemnified party) with respect to any Proceeding. In furtherance of this indemnification, and without limiting the generality of such indemnification:

(a)    Proceedings Other Than Proceedings by or in the Right of the Company. Subject to the terms of this Agreement (including Section 9), Indemnitee will be indemnified as provided in this Section 1(a) if, by reason of his or her Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding other than a Proceeding by or in the right of the Company or any Subsidiary. Pursuant to this Section 1(a), Indemnitee will be indemnified to the fullest extent permitted by applicable law against all Expenses, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with such Proceeding or any claim, issue, or matter.

(b)    Proceedings by or in the Right of the Company. Subject to the terms of this Agreement (including Section 9), Indemnitee will be indemnified as provided in this Section 1(b) if, by reason of his or her Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company or any Subsidiary. Pursuant to this Section 1(b), Indemnitee will be indemnified to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with such Proceeding. Indemnification will not be provided against such Expenses if made in respect of any claim, issue, or matter in such Proceeding as to which Indemnitee will have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery in the State of Delaware will determine that such indemnification may be made.

2.    Additional Indemnity. The Company agrees to indemnify and hold Indemnitee harmless against all Expenses, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf if, by reason of his or her Corporate Status, he or she is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company or any Subsidiary), including, without limitation, any and all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitation that will exist on the Company’s obligations pursuant to this Agreement will be that the Company will not be obligated to make any payment to Indemnitee pursuant to Section 9 or that is finally determined (under the procedures, and subject to the presumptions, in Sections 6 and 7) to be unlawful.

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3.    Contribution.

(a)    Whether or not the indemnification provided in Sections 1 and 2 is available, in respect of any threatened, pending, or completed action, suit, or proceeding in which the Company or any Subsidiary is jointly liable with Indemnitee (or would be if joined in such action, suit, or proceeding), the Company will pay, in the first instance, the entire amount of any judgment or settlement of such action, suit, or proceeding without requiring Indemnitee to contribute to such payment, and the Company waives and relinquishes any right of contribution it may have against Indemnitee. The Company will not enter into any settlement of any action, suit, or proceeding in which the Company or any Subsidiary is jointly liable with Indemnitee (or would be if joined in such action, suit, or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee. The Company will not settle any action or claim in a manner that would impose any penalty or admission of guilt or liability on Indemnitee without Indemnitee’s written consent. The Company shall not be obligated to indemnify Indemnitee against amounts paid in settlement of a Proceeding against Indemnitee if such settlement is effected by Indemnitee without the Company’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.

(b)    Without diminishing or impairing the rights and obligations of the Company in the preceding subparagraph, if Indemnitee elects or is required to pay all or any portion of any judgment or settlement in any threatened, pending, or completed action, suit, or proceeding in which the Company or any Subsidiary is jointly liable with Indemnitee (or would be if joined in such action, suit, or proceeding), the Company will contribute to the amount of Expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors, or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit, or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose. To the extent necessary to conform to law, the proportion determined on the basis of relative benefit may be further adjusted by reference to the relative fault of the Company and all officers, directors, or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines, or settlement amounts, as well as any other equitable considerations which the applicable law may require to be considered. The relative fault of the Company and all officers, directors, or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, will be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their respective conduct is active or passive.

(c)    The Company agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by the Company’s or any Subsidiary’s officers, directors, or employees, other than Indemnitee, who may be jointly liable with Indemnitee.

(d)    To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, will contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding to reflect: (i) the relative benefits received by the Company and Indemnitee as a result of the events and transactions giving cause to such Proceeding; and (ii) the relative fault of the Company (and its directors, officers, employees, and agents) and Indemnitee in connection with such events and transactions.

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4.    Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, he or she will be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

5.    Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company will advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within thirty (30) days after the receipt by the Company of a statement from Indemnitee requesting such advance or advances, whether prior to or after final disposition of such Proceeding and even if no determination with respect to entitlement to indemnification under Section 6 has been made. Such statement will reasonably evidence the Expenses incurred by Indemnitee and will include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it is ultimately determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 5 will be unsecured and interest free.

6.    Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the DGCL and public policy of the State of Delaware. Accordingly, the parties agree that the following procedures and presumptions will apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a)    To obtain indemnification under this Agreement, Indemnitee will submit to the Company a written request with such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The General Counsel of the Company or of a Subsidiary will, promptly on receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of Indemnitee to provide such request to the Company, or to provide such a request in a timely fashion, will not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company.

(b)    On written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a), Indemnitee’s entitlement to indemnification will be determined in the specific case by one of the following methods, which will be at the election of the Board:

(i)    by a majority vote of the Disinterested Directors, even though less than a quorum;

(ii)     by a committee of Disinterested Directors designated by majority vote of Disinterested Directors, even though less than a quorum;

(iii)    if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which will be delivered to the Indemnitee; or

(iv)     if so directed by the Board, the stockholders of the Company.

(c)    If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b), the Independent Counsel will be selected as provided in this Section 6(c). The Independent Counsel will be selected by the Board and notify the Indemnitee by written notice. Within

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10 days after such notice has been given, Indemnitee may deliver the Company a written objection to such selection. But, that objection may only be asserted on the ground that the Independent Counsel does not meet the requirements of Independent Counsel (as defined in Section 12), and the objection will include with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected will act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If no Independent Counsel will have been selected and not objected to within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a), either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection made by the Indemnitee to the Company’s selection of Independent Counsel or for the appointment of a person selected by the court or by such other person as the court designates to serve as Independent Counsel. The person with respect to whom all objections are so resolved or the person so appointed will act as Independent Counsel under Section 6(b). The Company will pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b), and the Company will pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed. In no event will Indemnitee be liable for fees and expenses incurred by such Independent Counsel.

(d)    In making a determination with respect to entitlement to indemnification under this Agreement, the person or persons or entity making such determination will presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption will have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Company, as set forth in Section 6(b), to have made a determination prior to the commencement of any action pursuant to Section 7 of this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company, as set forth in Section 6(b), that Indemnitee has not met such applicable standard of conduct, will be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(e)    Indemnitee will be presumed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and actions, or failure to act, of any director, officer, agent, or employee of the Enterprise will not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 6(d) are satisfied, it will in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company. Anyone seeking to overcome this presumption will have the burden of proof and the burden of persuasion by clear and convincing evidence.

(f)    If the person, persons, or entity empowered or selected under Section 6(b) to determine whether Indemnitee is entitled to indemnification has not have made a determination within sixty (60) days after receipt by the Company of the request, the requisite determination of entitlement to indemnification will be deemed to have been made, and Indemnitee will be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law. Such sixty (60)-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons, or entity making such determination with respect to entitlement to indemnification in good faith requires such

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additional time to obtain or evaluate documentation or information relating thereto. The provisions of this Section 6(f) will not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 6(b) and if (A) within 15 days after receipt by the Company of the request for such determination, the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting to be held within 75 days after such receipt, and such determination is made at that annual meeting, or (B) a special meeting of stockholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made at that special meeting.

(g)    Indemnitee will cooperate with the person, persons, or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing such person, persons, or entity on reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any person or persons making a determination of indemnification under this Agreement, pursuant to Section 6(b), will act reasonably and in good faith in making that determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by or on behalf of Indemnitee in so cooperating with the person, persons, or entity making such determination will be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company indemnifies and agrees to hold Indemnitee harmless therefrom.

(h)    The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption, and uncertainty. In the event that any action, claim, or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it will be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit, or proceeding. Anyone seeking to overcome this presumption will have the burden of proof and the burden of persuasion by clear and convincing evidence.

(i)    The termination of any Proceeding or of any claim, issue, or matter in any Proceeding, by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, will not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

7.    Remedies of Indemnitee.

(a)    In the event that (i) a determination is made pursuant to Section 6 that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5, (iii) subject to the limitations set forth herein, no determination of entitlement to indemnification is made pursuant to Section 6(b) within ninety (90) days after receipt by the Company of the request for indemnification, or (iv) payment of indemnification is not made within sixty (60) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6, Indemnitee will be entitled to an adjudication in accordance with Section 20. Indemnitee will commence such proceeding seeking an adjudication within one year following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 7(a). The Company will not oppose Indemnitee’s right to seek any such adjudication. The adjudication and final judgment may be pursued as part of the underlying proceeding or action in connection

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with which indemnification is sought or in a separate proceeding or action to establish rights and liabilities under this Agreement.

(b)    In the event that a determination has been made pursuant to Section 6(b) that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 will be conducted in all respects as a de novo trial on the merits, and Indemnitee will not be prejudiced by reason of the adverse determination under Section 6(b).

(c)    If a determination has been made pursuant to Section 6(b) that Indemnitee is entitled to indemnification, the Company will be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i) a misstatement by Indemnitee of a material fact or an omission of a material fact in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)    In the event that Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of his or her rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company will pay on his or her behalf, in advance, any and all expenses (of the types described in the definition of Expenses) actually and reasonably incurred by him or her in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses, or insurance recovery.

(e)    The Company will be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding, and enforceable, and will stipulate in any such court that the Company is bound by all the provisions of this Agreement. The Company will indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, will (within thirty (30) days after receipt by the Company of a written request therefore) advance, subject to Section 5 and to the extent not prohibited by law, such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company.

(f)    Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement will be required to be made prior to the final disposition of the Proceeding.

8.    Non-Exclusivity; Survival of Rights; Insurance; Primacy of Indemnification; Subrogation.

(a)    The rights of indemnification as provided by this Agreement will not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled, if expressly provided, under applicable law, the Charter, Bylaws, a vote of stockholders, or a resolution of Board. No amendment, alteration, or repeal of this Agreement or of any provision of this Agreement will limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration, or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Charter, Bylaws, and this Agreement, it is the intent of the parties of this Agreement that Indemnitee will enjoy all greater benefits so afforded by such change. No right or remedy in this Agreement conferred is intended to be exclusive of any other right or remedy, and every other right and remedy will be cumulative and in addition to every other right and remedy given under this Agreement or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or

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remedy under this Agreement, or otherwise, will not prevent the concurrent assertion or employment of any other right or remedy.

(b)    To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents, or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan, or other Enterprise that such person serves at the request of the Company, the Company will procure such insurance policy or policies under which the Indemnitee will be covered in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent, or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms of this Agreement, the Company has director and officer liability insurance in effect, the Company will give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures in the respective policies. The Company will thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c)    To the extent a claim relates to Indemnitee’s service to a Company’s affiliate (“Vant”), or is otherwise brought by a stockholder of the Vant, or by the Vant itself or on its behalf, or by any third party by reason of any act or omission of the Indemnitee as an officer, director or employee of the Vant, then the Vant shall be the primary source of indemnification for any Expenses that may arise in relation to such Claim. In the event the indemnification offered by a Vant in connection with a Proceeding to which the Indemnitee may be made a party is inadequate in covering the Expenses incurred or sustained by Indemnitee, then the Company shall supplement such inadequate Vant indemnification by advancing such amounts or by purchasing excess liability insurance coverage as may be necessary to cover such Expenses pursuant to the terms of this Agreement.

(d)    In the event of Company’s or a Subsidiary’s bankruptcy (as may be applicable), the Company shall indemnify Indemnitee for Expenses incurred by Indemnitee in connection with such bankruptcy.

(e)    In the event of any payment under this Agreement, the Company will be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who will execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(f)    The Company will not be liable under this Agreement to make any payment of amounts otherwise indemnifiable under this Agreement if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement, or otherwise.

(g)    The Company’s obligation to indemnify or advance Expenses under this Agreement to Indemnitee who is or was serving at the request of the Company as a director, officer, employee, or agent of any other corporation, partnership, joint venture, trust, employee benefit plan, or other Enterprise will be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan, or other Enterprise.

9.    Exceptions to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company will not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a)    if the Indemnitee’s conduct involved any fraud or dishonesty in relation to the Company or a Subsidiary; or if the Indemnitee failed to act in good faith and in a manner such person

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reasonably believed to be in or not opposed to the best interests of the Company or a Subsidiary; or with respect to any criminal proceeding, if the Indemnitee had reasonable cause to believe the Indemnitee’s conduct was unlawful.

(b)    for which payment has actually been made to or on behalf of Indemnitee under any insurance policy of an Enterprise or other indemnity provision provided by an Enterprise, except with respect to any excess beyond the amount paid under any such insurance policy or other indemnity provision;

(c)    for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company;

(d)    in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees, or other indemnitees or against any Subsidiary or its directors, officers, employees, or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law;

(e)    with respect to remuneration paid to Indemnitee if it is determined by final judgment or other final adjudication that such remuneration was in violation of law;

(f)    solely to the extent applicable, in connection with any claim for reimbursement or any recovery policy of the Company or Immunovant, Inc. by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of shares of common stock the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act or Section 954 of the Dodd-Frank Act, or the payment to the Company of profits arising from the purchase and sale by Indemnitee of shares of common stock or other securities in violation of Section 306 of the Sarbanes-Oxley Act), if but only to the extent Indemnitee is held liable therefor (including pursuant to any settlement); or

Solely to the extent applicable, the Company will not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee or otherwise act in violation of any undertaking appearing in and required by the rules and regulations promulgated under the Securities Act, or in any registration statement filed with the SEC under the Securities Act. Indemnitee acknowledges that paragraph (h) of Item 512 of Regulation S-K promulgated under the Securities Act currently generally requires the Company to undertake, if applicable and in connection with any registration statement filed under the Securities Act, to submit the issue of the enforceability of Indemnitee’s rights under this Agreement in connection with any liability under the Securities Act on public policy grounds to a court of appropriate jurisdiction and to be governed by any final adjudication of such issue. Indemnitee specifically agrees that any such undertaking will supersede the provisions of this Agreement and to be bound by any such undertaking.

10.    Duration of Agreement. All agreements and obligations of the Company contained herein will continue during the period Indemnitee is an officer or director of the Company or a Subsidiary (or is or was serving at the request of the Company or a Subsidiary as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other Enterprise) and will continue thereafter so long as Indemnitee will be subject to any Proceeding (or any proceeding commenced under Section 7) by reason of his or her Corporate Status, whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement will be binding on and inure to the benefit of and be enforceable by the parties of this Agreement and their respective successors (including any direct or indirect successor by purchase, merger,

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consolidation, or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors, and personal and legal representatives.

11.    Enforcement.

(a)    The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it to induce Indemnitee to serve as an officer or director of the Company or a Subsidiary, and the Company acknowledges that Indemnitee is relying on this Agreement in serving as an officer or director of the Company or a Subsidiary.

(b)    Other than as provided in this Agreement, this Agreement constitutes the entire agreement between the parties with respect to this subject matter and supersedes all prior agreements and understandings, oral, written and implied, between the parties with respect to this subject matter.

12.    Definitions. For purposes of this Agreement:

(a)     “Board” means the Board of Directors of the Company.

(b)    “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or any Subsidiary or of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise that such person is or was serving at the express written request of the Company or any Subsidiary.

(c)    “Disinterested Director” means a non-executive director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d)     “Enterprise” means the Company, any Subsidiary and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent or fiduciary.

(e)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f)    “Expenses” includes all documented and reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also will include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local, or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses will not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(g)    “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification under this Agreement. Notwithstanding the foregoing, the term “Independent Counsel” will not include any person who, under the applicable standards of professional conduct then prevailing,

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would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(h)    “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was an officer or director of the Company or a Subsidiary, by reason of any action taken by him or her or of any inaction on his or her part while acting as an officer or director of the Company or a Subsidiary, or by reason of the fact that he or she is or was serving at the request of the Company or a Subsidiary as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other Enterprise; in each case whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an Indemnitee pursuant to Section 7 of this Agreement to enforce his or her rights under this Agreement.

(i)     Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

(j)    “SEC” means the Securities and Exchange Commission.

(k)    “Securities Act” means the Securities Act of 1933, as amended.

(l)    “Subsidiary” means any of the Company’s subsidiaries.

13.    Severability. The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision will be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

14.    Modification and Waiver. No supplement, modification, termination or amendment of this Agreement will be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provisions hereof (whether or not similar) nor will such waiver constitute a continuing waiver.

15.    Notice By Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered under this Agreement. The failure to so notify the Company will not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

16.    Notices. All notices and other communications given or made pursuant to this Agreement will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) 5 days after having been sent by registered or

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certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent:

(a)    To Indemnitee at the address on the books and records of the Company.

(b)    To the Company at:

Immunovant, Inc.

Attention: General Counsel

320 W 37th Street, 3rd Floor,

New York NY 10016

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

17.    Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature, electronic mail (including .pdf or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument and be deemed to have been duly and validly delivered and be valid and effective for all purposes.

18.    Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and will not be deemed to constitute part of this Agreement or to affect the construction thereof.

19.    Governing Law. This Agreement and the legal relations among the parties will be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.

20.    Consent to Jurisdiction. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement will be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, irrevocably The Corporation Trust Company as its agent in the State of Delaware for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the date first above written.

IMMUNOVANT, INC.

By:
Name:
Title:

INDEMNITEE

Signature of Indemnitee

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